Exhibit 99.1

Biohaven Reports First Quarter 2025 Financial Results and Recent Business Developments

•Cash, cash equivalents, marketable securities and restricted cash as of April 30, 2025 totaled approximately $518 million.
•Announced up to $600 million non-dilutive capital agreement with Oberland Capital Management LLC ("Oberland Capital"), with $250 million in gross proceeds received on closing on April 30, 2025, expected to support commercial launch planning in spinocerebellar ataxia ("SCA"), clinical development activities, and ongoing business operations.
•Completed U.S. Food and Drug Administration ("FDA") mid-cycle review meeting and regulatory inspections of Biohaven and key clinical research sites for troriluzole new drug application ("NDA") for the treatment of SCA (all genotypes); continuity of the review process and timelines maintained throughout troriluzole's review.
•Presented 13 abstracts, including 3 oral presentations and 10 posters, featured at the American Academy of Neurology ("AAN") Annual Meeting; breadth of presentations highlights Biohaven's leadership in neuroscience and immunoscience, as well as extensive development programs evaluating novel therapies to treat neurological and immunological diseases, with abstracts covering programs including Kv7 ion channel modulation, extracellular protein degradation, TYK2/JAK1 inhibition, glutamate modulation, and TRPM3 antagonism.
•Company to expound on clinical, regulatory, and operational progress across five platforms, including more than 10 assets in 6 therapeutic areas spanning immunology & inflammation, neuroscience, and oncology, at annual R&D Day at the Yale Innovation Summit on May 28, 2025.

NEW HAVEN, Conn., May 12, 2025 /PRNewswire/ – Biohaven Ltd. (NYSE: BHVN) (Biohaven or the Company), a global clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of life-changing therapies to treat a broad range of rare and common diseases, today reported financial results for the first quarter ended March 31, 2025, and provided a review of recent accomplishments and anticipated upcoming developments.

Vlad Coric, M.D., Chairman and Chief Executive Officer of Biohaven, commented, “In spite of a challenging macroeconomic climate and economic uncertainty, our team has remained more focused than ever on strategic execution and creating a strong financial balance sheet to create value across our broad portfolio of innovative product candidates. Enthusiasm for our rare disease and degrader programs has grown, as we eagerly await the completion of the NDA review for troriluzole and continued advancement of our MoDE™ and TRAP™ degraders into the clinic. We expect to complete three separate Phase 1 studies in 1H 2025 with three innovative compounds, including BHV-1300 (IgG degrader targeting with first target indication in Graves' disease), BHV-1400 (Gd-IgA1 degrader for IgA nephropathy), and BHV-1600 (β1AR AAb degrader targeting PPCM), and are advancing four additional degrader molecules in parallel. We also look forward to delivering key clinical readouts, including pivotal topline data with troriluzole in obsessive compulsive disorder in 1H 2025 and with our selective Kv7 activator BHV-7000 in major depressive disorder ("MDD") in 2H 2025. In oncology, interim Phase 1 data remain on track for 2025 with our lead clinical Trop-2 antibody drug conjugate ("ADC") program, BHV-1510, and initiation of a Phase 1 study with the field’s first FGFR3 ADC, BHV-1530, for patients with urothelial cancer & other tumors. With taldefgrobep alfa, our anti-myostatin agent, we continue to pursue a potential path forward in spinal muscular atrophy, while we hasten to initiate our Phase 2 study in obesity; we are also extremely excited about BHV-8000, our TYK2/JAK1 inhibitor, and eagerly anticipate initiating our Phase 2/3 study in Parkinson’s disease in 1H 2025."

Dr. Coric continued, “Importantly, we remain steadfastly committed to the SCA community as we continue unwaveringly pursuing an approval in this indication and are now past the mid-cycle review. In addition, our recent $600 million financing agreement with Oberland Capital will provide financial flexibility to advance our troriluzole commercialization plans, accelerate clinical development and operational execution across our five platforms, and be ready to execute on strategic opportunities as they arise. We look forward to sharing further progress from all of our innovative discovery and clinical programs and future development plans at our annual R&D Day at the Yale Innovation Summit on May 28, 2025 in New Haven, CT."

First Quarter 2025 and Recent Business Highlights

•Announced up to $600 Million non-dilutive capital agreement with Oberland Capital — In April 2025, the Company entered into an agreement with Oberland Capital for an investment of up to $600 million in the Company, with the first tranche of $250 million of gross proceeds being funded at closing on April 30, 2025. The investment from Oberland Capital takes the form of a Note Purchase Agreement ("NPA") that is non-dilutive to current investors under which Oberland may purchase up to $600 million of Biohaven's senior secured notes. The second tranche of up to $150 million can be funded at the Company’s option contingent upon FDA approval of troriluzole, and subject to the satisfaction of certain additional conditions, and the third tranche of up to $200 million can be funded upon the mutual agreement of the parties for permitted strategic acquisitions and related costs and expenses. The purchases of the senior notes are subject to other terms and conditions as set forth in the NPA. Under the terms of the NPA, Oberland Capital will have a right to receive a regulatory approval milestone payment of 35% of the amount funded, payable quarterly through December 31, 2030, and for the first tranche, single-digit royalty payments on global net sales of troriluzole for up to a maximum of 10 years from the closing date. These payments are capped at a multiple of amounts funded by Oberland Capital.
•Troriluzole NDA mid-cycle review meeting with FDA completed — The Company completed a mid-cycle review meeting with the FDA of the NDA for troriluzole for the treatment of SCA. The FDA has not conveyed any intention of holding an Advisory Committee Meeting. The NDA had previously been accepted and granted priority review by the FDA with a Prescription Drug User Fee Act ("PDUFA") date expected in the third quarter of 2025.
•Oral and poster presentations at AAN showcased breadth of development work across the platform — In April 2025, the Company delivered 3 oral presentations and 10 posters at the AAN Annual Meeting, showcasing development programs including Kv7 ion channel modulation, MoDEs, TRPM3 antagonism, TYK2/JAK1 inhibition, and glutamate modulation.
•Biohaven’s selective, brain-penetrant TYK2/JAK1 inhibitor, BHV-8000, was selected for an oral presentation at AAN, highlighting the efficacy demonstrated in a human alpha-synuclein overexpressing Parkinson’s disease mouse model.
•Other oral presentations covered the safety, tolerability, and pharmacokinetics of BHV-2100, a first-in-class TRPM3 antagonist for pain and migraine, as well as the rapid, robust, and selective IgG reduction observed in preclinical models of BHV-1310, Biohaven's novel IgG degrader.

Expected Upcoming Milestones:

We believe Biohaven is well positioned to achieve significant milestones in 2025 and 2026 across numerous programs:

MoDE Platform
•IgG MoDE Degraders (1300/1310): BHV-1300 Phase 1 with the optimized subcutaneous formulation completing in 1H 2025. Expect to initiate Phase 1b study in Graves' disease in mid-2025, and additional programs in rheumatoid arthritis and myasthenia gravis continue to be pursued.
•Phase 1 studies with BHV-1400 and BHV-1600 expected to be completed in 1H 2025.
•Four additional degrader molecules advancing including: IgG4 degrader, PLA2R autoantibody degrader, pro-insulin autoantibody degrader, and TSH receptor autoantibody degrader.

Kv7 Activator (BHV-7000):
•Pivotal major depressive disorder topline results expected in 2H 2025.
•Focal epilepsy study pivotal topline results expected in 1H 2026.

Glutamate Modulator (Troriluzole):
•Preparing for commercial launch in all-genotype SCA in 2025, following NDA acceptance with Priority Review and 3Q 2025 PDUFA date.
•Pivotal topline data from two Phase 3 OCD trials expected in 1H 2025 and 2H 2025, respectively.

Myostatin (Taldefgrobep alfa):
•FDA interaction to discuss Spinal Muscular Atrophy ("SMA") registrational path planned in 1H 2025.
•Initiate taldefgrobep Phase 2 study in obesity in 1H 2025.

TRPM3 Antagonist (BHV-2100):
•Expect data from proof-of-concept trial with BHV-2100 in acute migraine in 1H 2025.

TYK2/JAK1 Inhibitor (BHV-8000):
•Initiate BHV-8000 Phase 2/3 study in Parkinson's disease in 1H 2025.
•Advance Alzheimer's disease, multiple sclerosis ("MS") and amyloid-related imaging abnormalities ("ARIA") programs.

Next Generation ADC Platform:
•Preliminary Phase 1 data with BHV-1510 and dose optimization as monotherapy and combination therapy with Libtayo® in epithelial tumors in 2025.
•Initiate Phase 1 trial of BHV-1530 in 1H 2025.
•Advance additional preclinical ADCs, including Merus and GeneQuantum collaborations (undisclosed targets) in 2025.

Capital Position:

Cash, cash equivalents, marketable securities and restricted cash as of March 31, 2025 totaled approximately $327 million. In addition, the Company received $250 million in gross proceeds in April 2025 from Oberland Capital under the NPA discussed above.

First Quarter 2024 Financial Highlights:

Research and Development (R&D) Expenses: R&D expenses, including non-cash share-based compensation costs, were $187.6 million for the three months ended March 31, 2025, compared to $156.0 million for the three months ended March 31, 2024. The increase of $31.6 million was due to increased non-cash share-based compensation expense in 2025, as well as increased direct program spend for advancing clinical trials and preclinical research programs in 2025, as compared to the same period in the prior year. Preclinical research expense for the three months ended March 31, 2025 included an upfront share payment valued at $4.9 million and an accrual for an upfront cash payment of $5.0 million related to agreements entered into during the three months ended March 31, 2025. These increases were partially offset by decreased program expense for BHV-1510, primarily related to the acquisition of Pyramid Biosciences, Inc., which resulted in a $10.9 million non-cash upfront payment and $7.2 million in milestones which became due during the three months ended March 31, 2024. Non-cash share-based compensation expense was $35.2 million for the three months ended March 31, 2025, an increase of $13.9 million as compared to the same period in 2024. Non-cash share-based compensation expense was higher in 2025 primarily due to our annual equity incentive awards granted in the first quarter of 2025.

General and Administrative (G&A) Expenses: G&A expenses, including non-cash share-based compensation costs, were $34.0 million for the three months ended March 31, 2025, compared to $27.3 million for the three months ended March 31, 2024. The increase of $6.7 million was primarily due to increased non-cash share-based compensation expense and increased legal costs. Non-cash share-based compensation expense was $17.8 million for the three months ended March 31, 2025, an increase of $4.2 million as compared to the same period in 2024. Non-cash share-based compensation expense was higher in 2025 primarily due to our annual equity incentive awards granted in the first quarter of 2025.

Other Income, Net: Other income, net was $0.5 million for the three months ended March 31, 2025, compared to other income, net of $4.3 million for the three months ended March 31, 2024. The decrease of $3.8 million was primarily due to non-cash changes in the fair value of our forward contract and derivative liability recorded in connection with the amendment to our Membership Interest Purchase Agreement with Knopp Biosciences LLC in May 2024 (the Knopp Amendment).

Net Loss: Biohaven reported a net loss for the three months ended March 31, 2025 of $221.7 million, or $2.17 per share, compared to $179.5 million, or $2.20 per share, for the same period in 2024. Non-GAAP adjusted net loss for the three months ended March 31, 2025 was $166.8 million, or $1.64 per share, compared to $144.6 million, or $1.77 per share for the same period in 2024. These non-GAAP adjusted net loss and non-GAAP adjusted net loss per share measures, more fully described below under “Non-GAAP Financial Measures,” exclude non-cash share-based compensation charges and losses from the change in fair value of derivatives. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the tables below.

Non-GAAP Financial Measures
This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and certain non-GAAP financial measures. In particular, Biohaven has provided non-GAAP adjusted net loss and adjusted net loss per share, which are adjusted to exclude non-cash share-based compensation, which is substantially dependent on changes in the market price of common shares, and changes in the fair value of derivative liabilities, which do not correlate to actual cash payment obligations in the relevant periods. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, Biohaven believes the presentation of non-GAAP adjusted net loss and adjusted net loss per share, when viewed in conjunction with GAAP results, provides investors with a more meaningful understanding of ongoing operating performance and can assist investors in comparing Biohaven's performance between periods.

In addition, these non-GAAP financial measures are among those indicators Biohaven uses as a basis for evaluating performance, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this news release.

About Biohaven
Biohaven is a biopharmaceutical company focused on the discovery, development, and commercialization of life-changing treatments in key therapeutic areas, including immunology, neuroscience, and oncology. The company is advancing its innovative portfolio of therapeutics, leveraging its proven drug development experience and multiple proprietary drug development platforms. Biohaven's extensive clinical and preclinical programs include Kv7 ion channel modulation for epilepsy and mood disorders; MoDE™ and TRAP™ extracellular protein degradation for immunological diseases; TRPM3 antagonism for migraine and neuropathic pain; TYK2/JAK1 inhibition for neuroinflammatory disorders; glutamate modulation for OCD and SCA; myostatin inhibition for neuromuscular and metabolic diseases, including SMA and obesity; antibody recruiting bispecific molecules; and antibody drug conjugates for cancer.

Forward-looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing and amounts of funding under the NPA. The use of certain words, including "continue", "plan", "will", "believe", "may", "expect", "anticipate" and similar expressions, is intended to identify forward-looking statements. Investors are cautioned that any forward-looking statements, including statements regarding the future development, timing and potential marketing approval and commercialization of development candidates, are not guarantees of future performance or results and involve substantial risks and uncertainties. Actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors including: the expected timing, commencement and outcomes of Biohaven's planned and ongoing clinical trials; the timing of planned interactions and filings with the FDA; the timing and outcome of expected regulatory filings; complying with applicable U.S. regulatory requirements; the potential commercialization of Biohaven's product candidates and the expected timing thereof; the potential for Biohaven's product candidates to be successful therapies; and the effectiveness and safety of Biohaven's product candidates. Additional important factors to be considered in connection with forward-looking statements are described in Biohaven's filings with the Securities and Exchange Commission, including within the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". The forward-looking statements are made as of the date of this news release, and Biohaven does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

BIOHAVEN LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	$187,584	$155,972
General and administrative	33,977	27,268
Total operating expenses	221,561	183,240
Loss from operations	(221,561)	(183,240)
Other income, net	493	4,305
Loss before provision for income taxes	(221,068)	(178,935)
Provision for income taxes	609	569
Net loss	$(221,677)	$(179,504)
Net loss per share — basic and diluted	$(2.17)	$(2.20)
Weighted average common shares outstanding— basic and diluted	101,943,396	81,601,826

BIOHAVEN LTD.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$98,417	$99,134
Marketable securities	224,332	386,857
Prepaid expenses	56,390	49,376
Other current assets	3,618	3,105
Total current assets	382,757	538,472
Property and equipment, net	17,788	17,320
Intangible assets	18,400	18,400
Goodwill	1,390	1,390
Other non-current assets	38,611	39,525
Total assets	$458,946	$615,107
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$19,142	$18,029
Accrued expenses and other current liabilities	56,572	51,487
Forward contract and derivative liability	88,320	84,710
Total current liabilities	164,034	154,226
Non-current operating lease liability	30,804	32,782
Other non-current liabilities	4,613	4,663
Total liabilities	199,451	191,671
Shareholders' Equity:
Preferred shares, no par value; 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common shares, no par value; 200,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 102,104,024 and 101,221,989 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1,689,346	1,656,702
Additional paid-in capital	137,467	112,369
Accumulated deficit	(1,567,391)	(1,345,714)
Accumulated other comprehensive income	73	79
Total shareholders' equity	259,495	423,436
Total liabilities and shareholders' equity	$458,946	$615,107

BIOHAVEN LTD.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of GAAP to Non-GAAP adjusted net loss:
GAAP net loss	$(221,677)	$(179,504)
Add: non-cash share-based compensation expense	53,062	34,877
Add: loss from change in fair value of derivatives	1,790	—
Non-GAAP adjusted net loss	$(166,825)	$(144,627)

Reconciliation of GAAP to Non-GAAP adjusted net loss per share — basic and diluted:
GAAP net loss per share — basic and diluted	$(2.17)	$(2.20)
Add: non-cash share-based compensation expense	0.51	0.43
Add: loss from change in fair value of derivatives	0.02	—
Non-GAAP adjusted net loss per share — basic and diluted	$(1.64)	$(1.77)

MoDE and TRAP are trademarks of Biohaven Therapeutics Ltd.
Libtayo is a registered trademark of Regeneron Pharmaceuticals, Inc.

Investor Contact:

Jennifer Porcelli
Vice President, Investor Relations
jennifer.porcelli@biohavenpharma.com
+1 (201) 248-0741

Media Contact:

Mike Beyer
Sam Brown Inc.
mikebeyer@sambrown.com
+1 (312) 961-2502